UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2003

SIMULA, INC

(Exact name of registrant as specified in its chapter)

Arizona	1-12410	86-0320129

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7822 South 46th Street,	Phoenix, Arizona	85044

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 643-7233

2625 South Plaza Drive, Suite 100, Tempe, Arizona                                                                       85282

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events and Regulation FD Disclosure.

On September 2, 2003, Simula, Inc., an Arizona corporation (the “Company”), announced that it signed an Agreement and Plan of Merger (the “Merger Agreement”) to be acquired by Armor Holdings, Inc., a Delaware corporation (“Armor Holdings”). The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement, dated August 29, 2003, calls for Armor Holdings to acquire all outstanding common stock of the Company, retire outstanding indebtedness, and to assume all liabilities of the Company. As previously announced on July 23, 2003, the merger transaction is valued at $110.5 million, to be paid in cash and/or Armor Holding’s common stock, at Armor Holding’s election.

The foregoing description of the merger transaction does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are included pursuant to Item 601 of Regulation S-K.

No.	Description

99.1	Press Release, dated September 2, 2003, issued by Simula, Inc. announcing execution of Agreement and Plan of Merger, dated August 29, 2003.

99.2	Agreement and Plan of Merger, dated August 29, 2003, by and among Simula, Inc., Armor Holdings, Inc., and AHI Bulletproof Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMULA, INC.

Dated: September 11, 2003	/s/ John A. Jenson
Chief Financial Officer

EXHIBIT INDEX

Exhibits. The following exhibit is included pursuant to Item 601 of Regulation S-K

No.	Description

99.1	Press Release, dated September 2, 2003, issued by Simula, Inc. announcing execution of Agreement and Plan of Merger, dated August 29, 2003.

99.2	Agreement and Plan of Merger, dated August 29, 2003, by and among Simula, Inc., Armor Holdings, Inc., and AHI Bulletproof Acquisition Corp.